Exhibit 5.1

27 September 2013

OUR REF:	AC/al/#3795406v3(M#8787500)

58.com Inc.

Block E, The North American International Business Center

Yi 108 Beiyuan Road

Chaoyang District

Beijing 100101

The People’s Republic of China

Dear Sirs,

58.com Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about 27 September 2013 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of Class A ordinary shares, par value US$0.00001 each (the “Class A Ordinary Shares”) of the Company.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)                                     the Registration Statement; and

(ii)                                  a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

We have also reviewed and relied upon the second amended and restated memorandum and articles of association of the Company, copies of unanimous written resolutions of the directors of the Company dated 26 September 2013 and unanimous written resolutions of the members of the Company passed on 26 September 2013 (together, the “Minutes”), the third amended and restated memorandum of association and the articles of association of the Company adopted on 26 September 2013 and to become effective upon the consummation of the initial public offering of the Class A Ordinary Shares on the New York Stock Exchange, a copy of a certificate of good standing dated 24 September 2013 issued by the Cayman Islands Registrar of Companies and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (g) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission; and (h) that the Prospectus contained in the Registration Statement, when declared effective by the Commission will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Class A Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                          The Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any the

Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.                          When issued and paid for as contemplated by the Registration Statement, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares or in connection with any assessments or calls on such shares by the Company or its creditors).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited